   As filed with the Securities and Exchange Commission on December 31, 1998
                                                     Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -----------------

                           CALIFORNIA MICROWAVE, INC.
             (Exact name of registrant as specified in its charter)

                               -----------------

      DELAWARE                                                    94-1668412
(State of Incorporation)                                      (I.R.S.  Employer
                                                             Identification No.)

                               -----------------

                              1143 BORREGAS AVENUE
                           SUNNYVALE, CALIFORNIA 94089
                    (Address of principal executive offices)

                               -----------------

                    CALIFORNIA MICROWAVE TAX-DEFERRED SAVINGS
                        AND DEFERRED PROFIT SHARING PLAN
                            (Full title of the plan)

                                 KENNETH J. WEES
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                           CALIFORNIA MICROWAVE, INC.
                              1143 BORREGAS AVENUE
                           SUNNYVALE, CALIFORNIA 94089
                                 (408) 732-4000
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

                             THOMAS Z. REICHER, ESQ.
                               CYDNEY POSNER, ESQ.
                               COOLEY GODWARD LLP
                         ONE MARITIME PLAZA, 20TH FLOOR
                      SAN FRANCISCO, CALIFORNIA 94111-3580

                         CALCULATION OF REGISTRATION FEE

                                           PROPOSED MAXIMUM      PROPOSED MAXIMUM
 TITLE OF SECURITIES     AMOUNT TO BE     OFFERING PRICE PER    AGGREGATE OFFERING        AMOUNT OF
  TO BE REGISTERED       REGISTERED(1)          SHARE(2)            PRICE(1)(2)       REGISTRATION FEE
 -------------------     -------------    ------------------    ------------------    ----------------
Common Stock and
related Common Stock      1,000,000              $8.437             $8,437,500              $2,346
Purchase Rights (par
value $.10)

Common Stock
interests in the
California Microwave         (3)                 (3)                   (3)                   (3)
Tax-Deferred Savings
and Deferred Profit
Sharing Plan


(1) The shares of Common Stock of California Microwave, Inc. (the "Registrant") being registered consist of shares to be acquired in open market purchases under the California Microwave Tax-Deferred Savings and Deferred Profit Sharing Plan (the "Plan").

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended (the "Securities Act"). The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant's Common Stock on December 28, 1998 as reported on the Nasdaq National Market.

(3) In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference into this Registration Statement:

        (a) The Registrant's latest annual report on Form 10-K for the fiscal year ended June 30, 1998, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, filed pursuant to Section 13(a) of the Exchange Act;

        (c) All other reports, if any, filed by the Registrant pursuant to
Section 13(a) or 15(d) of the Exchange Act since June 30, 1998; and

        (d) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A dated September 25, 1973, as amended by the Form 8 dated February 19, 1993, as filed pursuant to the Exchange Act; the description of Registrant's Common Stock Purchase Rights appearing in the Registrant's Registration Statement on Form 8-A dated August 1, 1989; and any amendment or report filed for the purpose of updating any such descriptions.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such reports and other documents.



                            DESCRIPTION OF SECURITIES

        Not Applicable.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not Applicable.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Registrant's bylaws provide for indemnification of officers, directors and employees, and the Company has entered into an indemnification agreement with each officer and director of the Registrant (an "Indemnitee"). Under the bylaws and such indemnification agreements, the Registrant must indemnify an Indemnitee to the fullest extent permitted by Delaware law for losses and expenses incurred in connection with actions in which the Indemnitee is involved by reason of having been a director or employee of the Registrant. In certain circumstances, the Registrant is also obligated to advance expenses an Indemnitee may incur in connection with such actions before any resolution of the action, and the Indemnitee may sue to enforce his or her right to indemnification or advancement of expenses.

        The Registrant also maintains an insurance policy insuring its directors and officers against liability for certain acts and omissions while acting in their official capacities.

        As permitted by section 102 of the Delaware General Corporation Law, the Registrant's certificate of incorporation eliminates a director's personal liability for monetary damages to the Registrant and its stockholders arising from a breach or alleged breach of a director's fiduciary duty, except for liability under section 174 of the Delaware General Corporation Law or liability for any breach of the director's duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or for any transaction from which the director derived an improper personal benefit. The effect of this provision in the certificate of incorporation is to eliminate the rights of the Registrant and its stockholders (through stockholders' derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described above.



                                    EXHIBITS

EXHIBIT
NUMBER
--------
4.1*           Restated Certificate of Incorporation of the Company.

4.2**          Bylaws of the Registrant.

4.3+           California Microwave, Inc. Tax-Deferred Savings and Deferred
               Profit Sharing Plan, with Amendments.

4.4+           California  Microwave, Inc. Tax-Deferred Savings and Deferred
               Profit Sharing Plan Trust Agreement, with Amendments.

23.1           Consent of Ernst & Young LLP, independent auditors.

24.1           Power of Attorney is contained on the signature pages.

UNDERTAKING PURSUANT TO ITEM 8(b). The Registrant undertakes to have the Plan and all amendments to the Plan submitted to the Internal Revenue Service in a timely manner and to make all changes required by the Internal Revenue Service in order to maintain the qualification of the Plan under section 401 of the Code.

---------------------

* Filed as an exhibit to the Registrant's Form 8, dated February 19, 1993, constituting Amendment No. 1 to the Registrant's Registration Statement on Form 8-A for the Common Stock, and incorporated herein by reference.

** Filed as an exhibit to the Company's Form 10-K for its fiscal year ended
   June 30, 1994, and incorporated herein by reference.

+  Management contract or compensatory plan or arrangement.



                                  UNDERTAKINGS

1. The undersigned registrant hereby undertakes:

        (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference herein.

        (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
        Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, the California Microwave, Inc. Administrative Committee, the administrator of the Plan, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on December 29, 1998.


                                      CALIFORNIA MICROWAVE TAX-DEFERRED
                                      SAVINGS AND DEFERRED PROFIT SHARING PLAN


                                      By: /s/ Kenneth J. Wees
                                         ---------------------------------------

                                      Title:  Committee Member
                                             -----------------------------------

                                   SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on December 29, 1998.



                                    By:  /s/  Frederick D. Lawrence
                                       -----------------------------------------
                                         Frederick D. Lawrence

                                    Title: President and Chief Executive Officer



                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frederick D. Lawrence and Kenneth J. Wees, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                                 TITLE                            DATE
                 ---------                                 -----                            ----

     /s/   Frederick D. Lawrence                  President, Chief Executive         December 29, 1998
------------------------------------              Officer and Chairman of the
           Frederick D. Lawrence                  Board (Principal Executive
                                                  Officer and Director)

     /s/   Donna S. Birks                         Chief Financial Officer            December 29, 1998
------------------------------------              (Principal Financial and
               Donna S. Birks                     Accounting Officer)

     /s/   Leslie G. Denend                       Director                           December 29, 1998
------------------------------------
              Leslie G. Denend

     /s/   George A. Joulwan                      Director                           December 29, 1998
------------------------------------
             George A. Joulwan

     /s/   William B. Marx, Jr.                   Director                           December 29, 1998
------------------------------------
            William B. Marx, Jr.

     /s/   Terry W. Ward                          Director                           December 29, 1998
------------------------------------
               Terry W. Ward

     /s/   Fredrick W.  Whitridge, Jr.            Director                           December 29, 1998
------------------------------------
         Fredrick W. Whitridge, Jr.


                                        EXHIBIT INDEX


 EXHIBIT
 NUMBER
 4.1*     Restated Certificate of Incorporation of the Company.

 4.2**    Bylaws of the Registrant.

 4.3+     California Microwave, Inc. Tax-Deferred Savings and Deferred Profit
          Sharing Plan, with Amendments

 4.4+     California Microwave, Inc. Tax-Deferred Savings and Deferred Profit
          Sharing Plan Trust Agreement, with Amendments

 23.1     Consent of Ernst & Young LLP, independent auditors.

 24.1     Power of Attorney is contained on the signature pages.


* Filed as an exhibit to the Registrant's Form 8, dated February 19, 1993, constituting Amendment No. 1 to the Registrant's

* Registration Statement on Form 8-A for the Common Stock, and incorporated herein by reference.

** Filed as an exhibit to the Company's Form 10-K for its fiscal year ended June 30, 1994, and incorporated herein by reference.

+       Management contract or compensatory plan or arrangement.